UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2015

INSYS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 South Spectrum Blvd, Suite 100, Chandler, Arizona	85286
(Address of Principal Executive Offices)	(Zip Code)

(602) 910-2617
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 3, 2015, the Company entered into a consultant agreement (the “Agreement”) with Dr. John Kapoor, the Executive Chairman of the Board of Directors (“Board”) of Insys Therapeutics, Inc. (the “Company”) to compensate Dr. Kapoor for his ongoing time and contribution to the Company. Under the terms of the Agreement, Mr. Kapoor will receive an annual consulting fee of $300,000, in addition to the fees Dr. Kapoor receives as the Executive Chairman of the Board. The Agreement will be reviewed annually by the Board and does not alter Dr. Kapoor’s status as a non-employee of the Company. The Agreement may be terminated by either the Company or Dr. Kapoor at any time for any reason. If the Company terminates the Agreement without “cause,” or if Dr. Kapoor terminates the Agreement for “good reason” (as such terms are defined in the Agreement), then the Company is required to pay Dr. Kapoor any consulting fees remaining for the current annual period.

The preceding summary of the terms of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

(e)     On February 25, 2015, the Compensation Committee (the “Committee”) of the Board approved 2014 discretionary year-end cash bonus awards for each named executive officer as follows: (i) $500,000 for the Company’s President and Chief Executive Officer, Michael L. Babich (“CEO”); (ii) $130,000 for the Company’s Chief Financial Officer, Darryl S. Baker (“ CFO”); and (iii) $117,500 for the Company’s General Counsel and Corporate Secretary, Franc Del Fosse (“GC”). The amounts paid to each named executive officer mirrored the stated bonus opportunity established (as a percentage of base salary) in each executive officer’s employment agreement with the Company. Generally speaking, bonuses for the Company’s executive officers are intended to be more dependent upon the Committee’s determination as to the Company’s overall performance and the executive officer’s contribution related thereto; provided, however, in approving these discretionary, year-end cash bonus awards, the Committee considered whether pre-established 2014 corporate and personal goals and objectives had been achieved. The Committee also established 2015 base salaries for such executive officers, effective, February 25, 2015, as follows: (i) $420,000 annual base salary for the CEO; (ii) $273,000 for the CFO; and (iii) $260,000 for the GC.

ITEM 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consultant Agreement dated March 3, 2015 between Insys Therapeutics, Inc. and Dr. John Kapoor

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015	Insys Therapeutics, Inc.

	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer